Exhibit 10.4

Execution copy

Account Control Agreement

This ACCOUNT CONTROL AGREEMENT (this “Agreement”), dated as of March 12, 2018, by and among Yield Endurance, Inc., a New Jersey corporation (the “Grantor”), ____________ (the “Secured Party”) and Madison Partners, LLC, a Delaware limited liability company (the “Depository”), is delivered pursuant to Section 2(b) of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of March 12, 2018 made by the Grantor and the Secured Party. This Agreement is entered into by the parties hereto for the purpose of perfecting the security interests of the Secured Party granted by the Grantor in the Account described below. All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of Illinois. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Security Agreement.

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a)                 “Account Expenses” has the meaning assigned to such term in Section 15 hereof.

(b)                 “Agreement” has the meaning assigned to such term in the Preamble hereof.

(c)                 “Account” has the meaning assigned to such term in Section 2(b) hereof.

(d)                 “Bitcoin” means the type of virtual currency based on an open source cryptographic protocol existing on the Bitcoin Network.

(e)                 “Depository” has the meaning assigned to such term in the Preamble hereof.

(f)                  “Grantor” has the meaning assigned to such term in the Preamble hereof.

(g)                 “Notice of Sole Control” has the meaning assigned to such term in Section 11.

(h)                 “Secured Party” has the meaning assigned to such term in the Preamble hereof.

(i)                  “Security Agreement” has the meaning assigned to such term in the Preamble hereof.

(j)                  “UCC” has the meaning assigned to such term in the Preamble hereof.

2. Representations; Covenants. The Depository hereby confirms and agrees that:

(a) The Depository is engaged in the business of cryptocurrency block trading and execution.

(b) The Depository has established an account for the Grantor for the deposit of Bitcoin assets and other assets and maintains the account(s) listed in Schedule 1 annexed hereto (such account(s), together with each such other account maintained by the Grantor with the Depository collectively, the “Accounts” and each an “Account”). The Grantor is the Depository’s customer with respect to the Accounts.

(c) Each Account will be maintained in the manner set forth herein until termination of this Agreement.

(d) This Agreement is the valid and legally binding obligation of the Depository.

The Depository has not entered into any currently effective agreement with any person relating to the Accounts and/or any of assets credited thereto under which the Depository may be obligated to comply with instructions originated by a person other than the Grantor or the Secured Party. Until the termination of this Agreement, the Depository will not enter into any agreement with any person relating to the Accounts and/or any of the assets credited thereto under which the Depository may be obligated to comply with instructions originated by a person other than the Grantor or the Secured Party.

(e) The Depository has all licenses and permits required of it to carry out its business as contemplated by the Confidential BTC Lending Participation Agreement (the “BTC Agreement”) between the Grantor and the Depository dated the date of this Agreement.

(f) The Depository shall provide the Grantor with continuing access, by email and as otherwise reasonably requested by the Grantor, to all records maintained by the Depository with respect to the Accounts including loans the Depository makes using the Bitcoin delivered to it by or on behalf of the Grantor including all private keys.  In the event the Depository files for bankruptcy whether voluntarily or involuntarily or is otherwise subject to any temporary restraining order or injunction (or similar order), Grantor shall be permitted to use the private keys to redeliver any Bitcoin delivered hereunder or in accordance with the BTC Agreement for purposes of redelivering the Bitcoin to the Grantor as determined in its sole discretion.  In the case of any segregated accounts which hold cash, Grantor shall further be permitted to cause any such third parties holding such cash to deliver such cash based on the value of Bitcoin as of such date as reported by Bloomberg L.P.

(g) Depository hereby represents and warrants that all representations, warranties, covenants and such other obligations as set forth in the BTC Agreement are true and correct in all respects and shall continue to be true and correct while this Agreement remains in full force and effect and are hereby incorporated herein by reference and made a part hereof of this Agreement.

3. Control. Following receipt of a Notice of Sole Control, the Depository shall comply with instructions originated by the Secured Party in accordance with this Agreement without the further consent of the Grantor or any person acting or purporting to act for the Grantor, including, directing disposition of the Accounts. The Depository shall also comply with instructions from the Grantor directing the disposition of funds in each Account originated by the Grantor until such time as the Secured Party delivers a Notice of Sole Control pursuant to Section 11(a) hereof to the Depository. The Depository shall comply with, and is fully entitled to rely upon, any instruction from the Secured Party, even if such instruction is contrary to any instruction that the Grantor may give or may have given to the Depository.

4. Subordination of Lien; Waiver of Set-Off.

(a) The Depository hereby agrees that any security interest in, lien on, encumbrance, claim or (except as provided in the next sentence) right of set-off against, the Accounts or any funds therein it now has or subsequently obtains shall be subordinate to the security interest of the Secured Party in the Account and the assets therein or credited thereto.

(b) The Depository agrees not to exercise any present or future right of recoupment or set-off against the Account or to assert against the Account any present or future security interest or any other lien or claim (including claim for penalties) that the Depository may at any time have against or in any of the Account or any funds therein; provided, however, that the Depository may set off all amounts due to the Depository in respect of its customary fees and expenses for the routine maintenance and operation of the Account.

5. Depository’s Responsibility.

(a) The Depository will not be liable to the Secured Party for complying with instructions from the Grantor concerning the Account that is received by the Depository before the Depository receives, and has a reasonable opportunity to act on, a Notice of Sole Control.

(b) The Depository will not be liable to the Grantor or the Secured Party for complying with a Notice of Sole Control or with instructions concerning the Account originated by the Secured Party, even if the Grantor notifies the Depository that the Secured Party is not legally entitled to issue the Notice of Sole Control or instructions, unless the Depository takes the actions after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

(c) This Agreement does not create any obligation of the Depository except for those expressly set forth in this Agreement. In particular, the Depository need not investigate whether the Secured Party is entitled under the Secured Party’s agreements with the Grantor to give instructions concerning any Account or a Notice of Sole Control. The Depository may rely on notices and communications it believes to be given by the appropriate party.

6. Indemnification and Reimbursement.

(a) The Grantor agrees to indemnify the Depository, its officers, directors, employees and agents against all claims incurred, sustained or payable by the Depository, or such other indemnitee, arising out of this Agreement except to the extent caused by the Depository’s, or such other indemnitee’s bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment. The Depository agrees to indemnify the Grantor, its officers, directors, employees and agents against all claims incurred, sustained or payable by the Grantor, or such other indemnitee, arising out of this Agreement except to the extent caused by the Grantor’s, or such other indemnitee’s bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment.

(b) The Secured Party agrees to reimburse the Depository for any charge against the Account for which there were insufficient funds in the Account to satisfy the charge. Such reimbursement will be limited to the aggregate amount transferred from the Account as a result of the Depository’s acting upon instructions originated by the Secured Party as contemplated in this Agreement. No demand by the Depository for reimbursement under this Section 6(b) may be made later than five (5) days after the termination of this Agreement. The Depository may not make a claim for reimbursement under this Section 6(b) unless:

(i)	the Grantor fails to satisfy the claim within five (5) days after the Depository makes a demand on the Grantor under Section 6(a); or

(ii)	the Depository is enjoined, stayed or prohibited by operation of law from making the demand on the Grantor.

(c) The Secured Party’s reimbursement obligation under Section 6(b) will not apply to:

(i)
a charge for reimbursement or indemnification for any out-of-pocket or allocable internal legal fees and expenses incurred by the Depository in connection with any claim or defense by the Depository against the Secured Party relating to this Agreement; or

(ii)
the amount of loss incurred by the Depository to the extent caused by the Depository’s gross negligence or willful misconduct. If the Depository satisfies any claim referred to in the foregoing clause (i) against the Grantor by charging the Account, the amount of the Secured Party’s maximum liability for reimbursement obligations under Section 6(b) will be reduced by the amount of the claim so satisfied.

(d) If the Secured Party fails to reimburse the Depository for any amount under Section 6(b), the Secured Party will pay for the Depository’s out-of-pocket fees and expenses in collecting from the Secured Party the amount payable.

(e) The Secured Party agrees to indemnify the Depository against all other claims incurred, sustained or payable by the Depository arising from the Depository following instructions originated by the Secured Party, or from the Depository’s transfer of funds pursuant to this Agreement, except to the extent caused by the Depository’s bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment.

7. Choice of Law; Waiver of Jury Trial.

(a) Both this Agreement and the deposit shall be governed by the laws of the State of Illinois. The Depository and the Grantor may not change the law governing any Account without the Secured Party’s prior written consent.

(b) To the extent permitted by applicable law, each party waives all rights to trial by jury in any action, claim or proceeding (including any counterclaim) of any type arising out of or directly or indirectly relating to this Agreement.

8. Conflict with Other Agreements. As of the date hereof, there are no other agreements entered into between the Depository and the Grantor with respect to any Account or any funds credited thereto (other than standard and customary documentation with respect to the establishment and maintenance of such Account and the BTC Agreement).  The Depository and the Grantor will not enter into any other agreement with respect to any Account unless the Secured Party shall have received prior written notice thereof. The Depository and the Grantor have not and will not enter into any other agreement with respect to control of the Account or purporting to limit or condition the obligation of the Depository to comply with any orders or instructions with respect to any Account as set forth in Section 3 hereof without the prior written consent of the Secured Party acting in its sole discretion. In the event of any conflict with respect to control over any Account between this Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

9. Account Statements. On or before the 5th (Fifth) day of each month, the Depository shall furnish to the Secured Party and the Grantor the most recent account statement issued by the Depository with respect to each of the Accounts and the balances held therein. Each such statement shall accurately reflect the assets held in such Account as of the date thereof. The Depository’s liability for failing to provide any account statement will not exceed the Depository’s cost of providing the statement. The Grantor authorizes the Depository to provide the Secured Party, whether by internet access or otherwise, any other information concerning the Account that the Depository may agree to provide to the Secured Party at the Secured Party’s request.

10. Notice of Adverse Claims. Except for the claims and interests of the Secured Party and of the Grantor in the Accounts, the Depository on the date hereof does not know of any claim to, security interest in, lien on, or encumbrance against, any Account or in any funds credited thereto and does not know of any claim that any person or entity other than the Secured Party has been given control (within the meaning of UCC) of any Account or any such funds. If the Depository becomes aware that any person or entity is asserting any lien, encumbrance, security interest or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process or any claim of control) against any funds in any Account, the Depository shall promptly notify the Secured Party and the Grantor thereof.

11. Maintenance of Accounts. In addition to the obligations of the Depository in Section 3 hereof, the Depository shall maintain the Account, and Grantor agrees to such maintenance of the Account, as follows and: If at any time the Secured Party delivers to the Depository a notice instructing the Depository to terminate the Grantor’s access to any Account (a “Notice of Sole Control”), the Depository agrees that, after receipt of such notice, it will take all instructions with respect to such Account solely from the Secured Party, terminate all instructions and orders originated by the Grantor with respect to the Account or any funds therein, and cease taking instructions from the Grantor, including, without limitation, instructions for distribution or transfer of any funds in any Account. The Depository shall provide prompt notice to the Grantor of such action.

12. Binding Effect. The terms of this Agreement shall become effective when it has been executed by the Grantor, the Secured Party and the Depository, and thereafter shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns and transferees.

13. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, by overnight delivery service or by email addressed to the party at the address set forth below.

Yield Endurance, Inc.
101 Hudson Street, 21st Floor
Jersey City, New Jersey 07302
Email: david@sportendurancehq.com
Attention: Mr. David Lelong

Madison Partners, LLC

14. Termination; Survival. Except as otherwise provided in this Section 14, this Agreement and the obligations of the Depository hereunder shall continue in effect until the security interests of the Secured Party in the Account and any and all funds therein have been terminated pursuant to the terms of the

Security Agreement and the Secured Party has notified the Depository of such termination in writing. This Agreement may be terminated by:

(a) the Secured Party at any time by written notice to the other parties; or

(b) the Depository, at any time by written notice delivered to the Secured Party and the Grantor not less than 30 days prior to the effective termination date; or

(c) the Grantor, by written notice signed by the Grantor and the Secured Party, delivered to the Depository not less than 30 days prior to the effective termination date; provided, however, that if the Depository ceases operations, is (i) subject to a temporary restraining order or injunction (or similar order) restraining it from performing its duties under this Agreement or the BTC Agreement, (ii) a bankruptcy or insolvency petition filed against it or (iii) the filing of bankruptcy or insolvency petition by it, the 30-day notice period shall not be required. Prior to any termination of this Agreement pursuant to this Section 14, the Depository hereby agrees that it shall promptly take, at the Grantor’s sole cost and expense, all actions necessary to transfer any funds or Bitcoin in the Account as follows: (a) in the case of a termination of this Agreement under Section 14(b) hereof, to the institution designated in writing by the Grantor; and (b) in all other cases, to the institution designated in writing by the Secured Party.

Sections 6 through 17 of this Agreement will survive termination of this Agreement.

15. Fees and Expenses. The Depository agrees to look solely to the Grantor for payment of any and all fees, costs, charges and expenses incurred or otherwise relating to the Account and services provided by the Depository hereunder (collectively, the “Account Expenses”), and the Grantor agrees to pay such Account Expenses to the Depository on demand therefor. The Grantor acknowledges and agrees that it shall be, and at all times remains, solely liable to the Depository for all Account Expenses.

16. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois.  EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF, AND VENUE IN, ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION LOCATED IN COOK COUNTY, STATE OF ILLINOIS, SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREIN, AND HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT HEREOF, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPLICABLE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SAID COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION SHALL BE HEARD AND DETERMINED IN SAID COURTS.  THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE.

17. Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

18. Amendment. No amendment to this Agreement will be binding on any party unless it is in writing and signed by all of the parties. Any provision of this Agreement benefiting a party may be waived only by a writing signed by that party.

19. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement and any party hereto may execute this Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Yield Endurance, Inc.
By_____________________ Name: David Lelong Title: Chief Executive Officer

Madison Partners, LLC
By_____________________ Name: Title:

By_____________________ Name: Title: